Exhibit 99.1

NEWS RELEASE
November 20, 2024

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2025 THIRD QUARTER RESULTS

Third Quarter Highlights

•Contract revenues increased 12.0% to $1.272 billion
•Non-GAAP Adjusted EBITDA increased to $170.7 million, or 13.4% of contract revenues
•Non-GAAP Adjusted Net Income increased to $79.2 million, or $2.68 per common share diluted

Palm Beach Gardens, Florida, November 20, 2024 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended October 26, 2024. Contract revenues increased 12.0% to $1.272 billion for the quarter ended October 26, 2024, compared to $1.136 billion in the year ago quarter. On an organic basis, contract revenues increased 7.6% after excluding revenues from acquired businesses that were not owned for the entirety of both the current and prior year quarters, revenues from storm restoration services in the current quarter, and revenue from a change order and project closeout in the prior year quarter.

Non-GAAP Adjusted EBITDA increased to $170.7 million, or 13.4% of contract revenues, for the quarter ended October 26, 2024, compared to $143.2 million, or 12.9% of contract revenues, in the year ago quarter. Non-GAAP Adjusted EBITDA for the quarter ended October 28, 2023 excludes $23.6 million, or 1.8% of contract revenues, of incremental benefit in EBITDA from the impacts of a change order and the closeout of several projects reported in the prior year quarter.

On a GAAP basis, net income was $69.8 million, or $2.37 per common share diluted, for the quarter ended October 26, 2024, compared to $83.7 million, or $2.82 per common share diluted, in the prior year quarter. Non-GAAP Adjusted Net Income increased to $79.2 million, or $2.68 per common share diluted for the quarter ended October 26, 2024, compared to $66.3 million, or $2.23 per common share diluted, in the prior year quarter. Non-GAAP Adjusted Net Income for the quarter ended October 28, 2023 excludes $17.5 million, or $0.59 per common share diluted, of after-tax benefit from the impacts of a change order and the closeout of several projects reported in the prior year quarter.

Year-to-Date Highlights

Contract revenues increased 12.2% to $3.617 billion for the nine months ended October 26, 2024, compared to $3.223 billion in the year ago period. On an organic basis, contract revenues increased 6.4% after excluding revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods, revenues from storm restoration services in the current period, and revenue from a change order and project closeout in the prior year period.

Non-GAAP Adjusted EBITDA increased to $460.0 million, or 12.7% of contract revenues, for the nine months ended October 26, 2024, compared to $387.5 million, or 12.1% of contract revenues, in the year ago period. Non-GAAP Adjusted EBITDA for the nine months ended October 28, 2023 excludes $23.6 million, or 0.7% of contract revenues, of incremental benefit in EBITDA from the impacts of a change order and the closeout of several projects reported in the prior year period.

On a GAAP basis, net income increased to $200.7 million, or $6.81 per common share diluted, for the nine months ended October 26, 2024, compared to $195.5 million, or $6.58 per common share diluted, in the year ago period. Non-GAAP Adjusted Net Income increased to $214.2 million, or $7.26 per common share diluted for the nine months ended October 26, 2024, compared to $178.0 million, or $5.99 per common share diluted, in the year ago period. Non-GAAP Adjusted Net Income for the nine months ended October 28, 2023 excludes $17.5 million, or $0.59 per common share diluted, of after-tax benefit from the impacts of a change order and the closeout of several projects reported in the prior year period.

During the nine months ended October 26, 2024, the Company purchased 210,000 shares of its own common stock in open market transactions for $29.8 million at an average price of $141.84 per share.

Outlook

For the quarter ending January 25, 2025, the Company expects total contract revenues to increase mid- to high single digit as a percentage of contract revenues, compared to $952.5 million for the quarter ended January 27, 2024. Included in the expectation for the quarter ending January 25, 2025 is approximately $35 million of revenues from acquired businesses not owned for the entirety of both the current and prior year quarters. For comparison purposes, there were no acquired revenues from these businesses in the quarter ended January 27, 2024. Non-GAAP Adjusted EBITDA as a percentage of contract revenues for the quarter ending January 25, 2025 is expected to increase approximately 25 basis points, compared to 9.8% in the quarter ended January 27, 2024.

For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2025 third quarter results on Wednesday, November 20, 2024 at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI23ce626113c940d8b42fa7eec38956e3. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/uah4hfjv. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the 1995 Private Securities Litigation Reform Act. These forward-looking statements include those related to the outlook for the quarter ending January 25, 2025, including, but not limited to, those statements found under the “Outlook” section of this press release. Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 26, 2024	January 27, 2024
ASSETS
Current assets:
Cash and equivalents	$15,269	$101,086
Accounts receivable, net	1,661,293	1,243,256
Contract assets	60,963	52,211
Inventories	115,973	108,565
Income tax receivable	—	2,665
Other current assets	43,321	42,253
Total current assets	1,896,819	1,550,036

Property and equipment, net	514,858	444,909
Operating lease right-of-use assets	107,924	76,348
Goodwill and other intangible assets, net	560,043	420,945
Other assets	35,051	24,647
Total assets	$3,114,695	$2,516,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$241,007	$222,121
Current portion of debt	5,000	17,500
Contract liabilities	58,885	39,122
Accrued insurance claims	49,614	44,466
Operating lease liabilities	34,752	32,015
Income taxes payable	23,557	3,861
Other accrued liabilities	195,660	147,219
Total current liabilities	608,475	506,304

Long-term debt	1,092,789	791,415
Accrued insurance claims - non-current	51,227	49,447
Operating lease liabilities - non-current	72,946	44,110
Deferred tax liabilities, net - non-current	31,682	49,562
Other liabilities	23,898	21,391
Total liabilities	1,881,017	1,462,229

Total stockholders’ equity	1,233,678	1,054,656
Total liabilities and stockholders’ equity	$3,114,695	$2,516,885

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Contract revenues	$1,272,007	$1,136,110	$3,617,489	$3,223,119

Costs of earned revenues, excluding depreciation and amortization	1,007,412	886,662	2,881,930	2,570,437
General and administrative[1]	110,777	87,511	304,915	254,699
Depreciation and amortization	52,001	42,522	143,778	117,786
Total	1,170,190	1,016,695	3,330,623	2,942,922

Interest expense, net	(17,451)	(13,952)	(44,941)	(37,601)
Loss on debt extinguishment[2]	—	—	(965)	—
Other income, net	6,926	6,906	22,595	17,628
Income before income taxes	91,292	112,369	263,555	260,224

Provision for income taxes[3]	21,503	28,633	62,812	64,719

Net income	$69,789	$83,736	$200,743	$195,505

Earnings per common share:

Basic earnings per common share	$2.39	$2.85	$6.89	$6.66

Diluted earnings per common share	$2.37	$2.82	$6.81	$6.58

Shares used in computing earnings per common share:

Basic	29,154,262	29,334,798	29,121,475	29,344,064

Diluted	29,481,003	29,689,316	29,489,808	29,710,603

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Contract Revenues - GAAP	$1,272,007	$1,136,110	$3,617,489	$3,223,119
Contract Revenues - GAAP Growth %	12.0%		12.2%

Contract Revenues - GAAP	$1,272,007	$1,136,110	$3,617,489	$3,223,119
Revenues from acquired businesses, excluding storm restoration services[4]	(80,117)	(45,225)	(217,267)	(45,225)
Revenues from storm restoration services	(46,312)	—	(46,312)	—
Impacts of a change order and closeout of several projects[6]	—	(26,539)	—	(26,539)
Non-GAAP Organic Contract Revenues	$1,145,578	$1,064,346	$3,353,910	$3,151,355
Non-GAAP Organic Contract Revenues Growth %	7.6%		6.4%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$69,789	$83,736	$200,743	$195,505
Interest expense, net	17,451	13,952	44,941	37,601
Provision for income taxes	21,503	28,633	62,812	64,719
Depreciation and amortization	52,001	42,522	143,778	117,786
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	160,744	168,843	452,274	415,611
Gain on sale of fixed assets	(8,202)	(8,357)	(28,765)	(23,730)
Stock-based compensation expense	14,024	6,298	31,329	19,240
Loss on debt extinguishment[2]	—	—	965	—
Acquisition integration costs[5]	4,163	—	4,163	—
Non-GAAP Adjusted EBITDA	$170,729	$166,784	$459,966	$411,121
Non-GAAP Adjusted EBITDA % of contract revenues	13.4%	14.7%	12.7%	12.8%

Non-GAAP Adjusted EBITDA, excluding impacts of a change order and closeout of several projects[6]	$170,729	$143,163	$459,966	$387,500
Contract revenues, excluding impacts of a change order and closeout of several projects[6]	$1,272,007	$1,109,571	$3,617,489	$3,196,580
Non-GAAP Adjusted EBITDA % of contract revenues, excluding impacts of a change order and closeout of several projects[6]	13.4%	12.9%	12.7%	12.1%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$69,789	$83,736	$200,743	$195,505

Pre-Tax Adjustments:
Stock-based compensation modification[7]	7,066	—	9,297	—
Acquisition integration costs[5]	4,163	—	4,163	—
Loss on debt extinguishment[2]	—	—	965	—

Tax Adjustments:
Tax impact of pre-tax adjustments	(1,868)	—	(969)	—
Total adjustments, net of tax	9,361	—	13,456	—

Non-GAAP Adjusted Net Income	$79,150	$83,736	$214,199	$195,505

Non-GAAP Adjusted Net Income, excluding impacts of a change order and closeout of several projects[6]	$79,150	$66,256	$214,199	$178,025

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$2.37	$2.82	$6.81	$6.58
Total adjustments, net of tax	0.31	—	0.45	—
Non-GAAP Adjusted Diluted Earnings per Common Share	$2.68	$2.82	$7.26	$6.58

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding impacts of a change order and closeout of several projects[6]	$2.68	$2.23	$7.26	$5.99

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	29,481,003	29,689,316	29,489,808	29,710,603

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding contract revenues from storm restoration services and certain non-recurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before certain non-recurring items and the related tax impact. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Stock-based compensation modification - During the quarter ended July 27, 2024, the Company announced its CEO succession plan and transition. In connection with this transition, the Company incurred stock-based compensation modification expense. The Company excludes the impact of the modification because the Company believes it is not indicative of its underlying results or ongoing operations.

•Loss on debt extinguishment - Loss on debt extinguishment includes the write-off of deferred financing fees in connection with the amendment of the Company’s credit agreement during the quarter ended July 27, 2024. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Acquisition integration costs – The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024. The exclusion of the acquisition integration costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $14.0 million and $6.3 million for the quarters ended October 26, 2024 and October 28, 2023, respectively, and $31.3 million and $19.2 million for the nine months ended October 26, 2024 and October 28, 2023, respectively.
2 During the nine months ended October 26, 2024, the Company recognized a loss on debt extinguishment of approximately $1.0 million in connection with the amendment of its credit agreement.
3 Provision for income taxes includes benefits resulting from the vesting and exercise of share-based awards of approximately $3.9 million and less than $0.1 million for the quarters ended October 26, 2024 and October 28, 2023, respectively, and approximately $9.9 million and $2.9 million for the nine months ended October 26, 2024 and October 28, 2023, respectively.
4 Amounts represent contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods, excluding contract revenues from storm restoration services, when applicable.
5 The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024.
6 The impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million for the quarter and nine months ended October 28, 2023. After the impacts of certain other costs, these items contributed $23.6 million to Adjusted EBITDA for the quarter and nine months ended October 28, 2023. As a result, reported Adjusted EBITDA was increased by 1.8% and 0.7% as a percentage of contract revenues, for the quarter and nine months ended October 28, 2023, respectively. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per common share diluted for the quarter and nine months ended October 28, 2023.
7 In connection with the Company’s CEO succession plan and transition announced in June 2024, the Company will incur approximately $11.4 million of stock-based compensation modification expense through the current CEO’s retirement date of November 30, 2024 related to previously issued equity awards. Of this total, approximately $7.1 million and $9.3 million was recognized during the quarter and nine months ended October 26, 2024, respectively.